UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025 (May 2, 2025)

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

001-33807
(Commission File Number)

Nevada	26-1232727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	SATS	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2025, EchoStar held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”).

The following matters were voted upon at the Annual Meeting:

a.	The election of Kathleen Q. Abernathy, Hamid Akhavan, George R. Brokaw, Stephen J. Bye, James DeFranco, R. Stanton Dodge, Cantey M. Ergen, Charles W. Ergen, Lisa W. Hershman, Tom A. Ortolf, and William D. Wade as directors to serve until the 2026 annual meeting of shareholders or until their respective successors shall be duly elected and qualified; and
b.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The following are the final voting results for each of the items voted upon at the Annual Meeting:

			Broker
Election of directors:	For	Withheld	Non-Votes
Kathleen Q. Abernathy	1,394,789,300	26,462,790	12,127,992
Hamid Akhavan	1,414,521,522	6,730,568	12,127,992
George R. Brokaw	1,397,290,886	23,961,204	12,127,992
Stephen J. Bye	1,412,844,164	8,407,926	12,127,992
James DeFranco	1,412,268,671	8,983,419	12,127,992
R. Stanton Dodge	1,366,518,129	54,733,961	12,127,992
Cantey M. Ergen	1,402,517,912	18,734,178	12,127,992
Charles W. Ergen	1,402,328,172	18,923,918	12,127,992
Lisa W. Hershman	1,397,467,297	23,784,793	12,127,992
Tom A. Ortolf	1,403,795,601	17,456,489	12,127,992
William D. Wade	1,403,794,154	17,457,936	12,127,992

Ratification of the appointment of KPMG LLP:
For			1,426,596,603
Against			2,130,648
Abstain			4,652,831

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: May 6, 2025	By:	/s/ Dean A. Manson
Dean A. Manson Chief Legal Officer and Secretary